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                                                                      Exhibit 23


                        Consent of Independent Auditors


We consent to the use in the Registration Statement of and related Prospectus of Partners in Care Corporation ("the Company") of our report dated March 14, 2002 on the financial statements of the Company as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, which financial statements are incorporated by reference in the Registration Statement. We also consent to the reference to use under the heading "Experts" in such prospectus.

                            WithumSmith + Brown, P.C.
                            New Brunswick, New Jersey
July 9, 2002